                                 HANDY & HARMAN

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of Handy & Harman are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (defined below)). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

             By Mail:                 By Facsimile Transmission:     By Hand or By Overnight Courier:
    Reorganization Department               (201) 329-8936              Reorganization Department
         Midtown Station                                                120 Broadway - 13th Floor
           P.O.Box 798                                                      New York, NY 10271
        New York, NY 10018

               Confirm Receipt of Notice of Guaranteed Delivery:
                                 (201) 296-4983

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED
                  ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE
  INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE
       SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Handy & Harman, a New York corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 24, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $1.00 per share (including the associated common stock purchase rights) (the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The undersigned understands that a tender of Shares pursuant to the Offer will include a tender of the associated common stock purchase rights (the "Rights") and that no separate consideration will be paid for such Rights. For a description of the Rights, see Section 7 of the Offer to Purchase.

Number of Shares:

------------------------------------------------------------
                    ------------------------------------------------------------
                                                  Name(s) (Please Print)

Certificate Nos.: (if available)

------------------------------------------------------------
                    ------------------------------------------------------------

------------------------------------------------------------
                    ------------------------------------------------------------
                                                        (Address)

If shares will be tendered by book-entry transfer:

Name of Tendering Institution:

------------------------------------------------------------
                    ------------------------------------------------------------
                                              Area Code and Telephone Number

Account No.
------------ at (check one)

/ / The Depository Trust Company

/ / Philadelphia Depository Trust Company
                    ------------------------------------------------------------
                                                       Signature(s)

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
--------------------------------------------------------------------------------

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
            A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE
                            SPECIFIED MUST BE USED.
--------------------------------------------------------------------------------

            CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
              IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD
              LOTS BOX AND INSTRUCTIONS BELOW), THERE IS NO VALID
                               TENDER OF SHARES.
--------------------------------------------------------------------------------

      / / $17.50      / / $18.00      / / $18.50      / / $19.00      / / $19.50      / / $20.00
      / / $17.75      / / $18.25      / / $18.75      / / $19.25      / / $19.75

                                    ODD LOTS

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on October 23, 1996, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Restricted Shares (as defined in the Offer to Purchase) but including Shares reflecting interests in the Company Stock Fund (as defined in the Offer to Purchase) allocated to the Savings Plan (as defined in the Offer to Purchase)).

     The undersigned either (check one box):

     / / owned beneficially, as of the close of business on October 23, 1996 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Restricted Shares but including Shares reflecting interests in the Company Stock Fund allocated to the Savings Plan), all of which are being tendered, or

     / / is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on October 23, 1996, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Restricted Shares but including Shares reflecting interests in the Company Stock Fund allocated to the Savings Plan) and is tendering all of such Shares.

     If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above. / /

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity that is a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution"), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

------------------------------------------------     ------------------------------------------------
                  Name of Firm                                     Authorized Signature
------------------------------------------------     ------------------------------------------------
                    Address                                                Name
------------------------------------------------     ------------------------------------------------
             City, State, Zip Code                                        Title
------------------------------------------------
         Area Code and Telephone Number

Dated:
-------------, 1996

                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                   YOUR SHARE CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.